Exhibit 10.21


                       FIRST AMENDMENT TO SECOND AMENDED
                              AND RESTATED CREDIT

     This first amendment to second amended and restated credit agreement ("Amendment") is made and entered into as of January 31, 2000, by and between U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), and GARGOYLES, INC., a Washington corporation ("Borrower").

                                   RECITALS:

     A. On or about May 28, 1999, U.S. Bank and Borrower entered into that certain second amended and restated credit agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement") whereby U.S. Bank agreed to extend certain credit facilities to Borrower.

     B. The purpose of this Amendment is to set forth the terms and conditions upon which U.S. Bank will extend the expiry and maturity dates of the Loans and modify the Financial Covenants.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.  AMENDMENT; DEFINITIONS
----------------------------------

1.1  AMENDMENT

     The Credit Agreement and each of the other Loan Documents are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

1.2  DEFINITIONS

     As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires.

ARTICLE II.    MODIFICATION OF EXPIRY AND MATURITY DATES
--------------------------------------------------------

2.1  REVOLVING LOAN AND LETTERS OF CREDIT

     Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U.S. Bank will make Fundings to Borrower from time to time during the period ending January 31, 2001 ("Commitment Period"), but such Fundings (together with any outstanding Letters of Credit) shall not exceed, in the aggregate principal amount at any one time outstanding, $9,000,000 (the "Revolving Loan"). Borrower may borrow, repay, and reborrow hereunder either the full amount of the Revolving Loan or any lesser sum. The Commitment Period shall be extended for one 1-year period, provided that (a) there exist no Events of Default as of January 31, 2001, (b) U.S. Bank and Borrower agree on financial covenants for each extension period at least 30 days prior to the expiration of the Commitment Period, and (c) the terms of such an extension are confirmed by an amendment to this Agreement in a form acceptable to U.S. Bank and Borrower.

2.2  AMENDMENT OF NOTE

     The Revolving Note is hereby amended to reflect that the maturity date of the Revolving Loan has been modified to January 31, 2001.

ARTICLE III.   MODIFICATION OF FINANCIAL COVENANTS
--------------------------------------------------

3.1  WORKING CAPITAL

     Section 9.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          Permit Working Capital to be less than the following as of the last day of the applicable month:

               MONTH                    MINIMUM WORKING CAPITAL
               --------------           -----------------------
               January 2000                  $1,000,00
               February 2000                 $1,700,000
               March 2000                    $2,200,000
               April 2000                    $2,700,000
               May 2000                      $3,000,000
               June 2000                     $3,500,000
               July 2000                     $3,600,000
               August 2000                   $3,600,000
               September 2000                $3,300,000
               October 2000                  $2,700,000
               November 2000                 $2,700,000
               December 2000                 $1,900,000

3.2  DEBT SERVICE COVERAGE RATIO

     Section 9.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          Permit the Debt Service Coverage Ratio to be less than the following, calculated on a year to date basis as of the last day of each month:

               MONTH                    DEBT SERVICE COVERAGE
               --------------           ---------------------
               January 2000                  1.9:1.0
               February 2000                 2.6:1.0
               March 2000                    2.6:1.0
               April 2000                    2.6:1.0
               May 2000                      2.5:1.0
               June 2000                     2.5:1.0
               July 2000                     2.4:1.0
               August 2000                   2.2:1.0
               September 2000                1.9:1.0
               October 2000                  1.6:1.0
               November 2000                 1.6:1.0
               December 2000                 1.3:1.0


ARTICLE IV.  CONDITIONS PRECEDENT
---------------------------------

     The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to U.S. Bank's satisfaction:

     (a) U.S. Bank shall have received this Amendment, duly executed and delivered by Borrower, H.S.C., Inc., Sungold Eyewear, Inc. and Private Eyes Sunglass Corporation.

     (b)  There shall not exist any Default or Event of Default.

     (c) All representations and warranties of Borrower contained in the Credit Agreement or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment.

     (d) U.S. Bank shall have received a certified resolution of the board of directors of Borrower and each of the undersigned guarantors in a form acceptable to U.S. Bank.

ARTICLE V.  GENERAL PROVISIONS
------------------------------

5.1  REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to U.S. Bank that as of the date of this Amendment and after having given effect to any waivers and modifications to definitions set forth in this Amendment, there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. Borrower acknowledges and agrees that all of Borrower's Indebtedness to U.S. Bank is payable without offset, defense, or counterclaim.

5.2  SECURITY

     All Loan Documents evidencing U.S. Bank's security interest in the Collateral shall remain in full force and effect, and shall continue to secure, without change in priority, the payment and performance of the Loans, as amended herein, and any other Indebtedness owing from Borrower to U.S. Bank.

5.3  GUARANTIES

     The parties hereto agree that the Guaranties shall remain in full force and effect and continue to guarantee the repayment of the Loans to U.S. Bank as set forth in such Guaranties.

5.4  PAYMENT OF EXPENSES

     Borrower shall pay on demand all costs and expenses of U.S. Bank incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment and the exhibits hereto, including, without limitation, attorneys' fees incurred by U.S. Bank.

5.5  SURVIVAL OF CREDIT AGREEMENT

     The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower's obligations under the Credit Agreement have been satisfied in full.

5.6  RELEASE OF CLAIMS

     IN CONSIDERATION FOR U.S. BANK'S AGREEMENT TO ENTER INTO THIS AMENDMENT, BORROWER, H.S.C., INC., SUNGOLD EYEWEAR, INC., AND PRIVATE EYES SUNGLASS CORPORATION EACH HEREBY RELEASES AND FOREVER DISCHARGES U.S. BANK, ITS PREDECESSORS AND SUCCESSORS-IN-INTEREST, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LIABILITIES, CHARGES, ACTIONS, LOSSES, CAUSES OF ACTION, COSTS, EXPENSES, COMPENSATION, AND SUITS OF ANY KIND, PAST, PRESENT OR FUTURE, ARISING FROM OR ALLEGED TO ARISE FROM THEIR BUSINESS RELATIONSHIP, INCLUDING THE RELATIONSHIP PROVIDED FOR IN THE CREDIT AGREEMENT THROUGH THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN. THIS RELEASE IS INTENDED TO BE COMPLETE AND COMPREHENSIVE WITH RESPECT TO ALL SUCH CLAIMS. THIS RELEASE OF CLAIMS HAS BEEN COMPLETELY READ AND FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND SETTLEMENT WITH RESPECT TO ALL CLAIMS, DISPUTED OR OTHERWISE.

5.7  COUNTERPARTS

     This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

5.8  STATUTORY NOTICE

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, U.S. Bank and Borrower have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

                                   GARGOYLES, INC., a Washington corporation

                                   /s/   Leo Rosenberger

                                   By:
                                        --------------------------------
                                   Title:    CEO and CFO

                                   U.S. BANK NATIONAL ASSOCIATION

                                   /s/ David C. Larsen

                                   By:
                                        --------------------------------
                                        David C. Larsen, Vice President

     Each of the undersigned Guarantors hereby (i) reaffirms its Guaranty and its Security Agreement, (ii) agrees that its Guaranty guarantees the repayment of the Loans, as amended herein, (iii) agrees that its respective Security Agreement and related collateral documents secures the payment and performance of the Secured Obligations described in such Security Agreement, (iv) acknowledges that its obligations pursuant to its Guaranty and Security Agreement are enforceable without defense, offset, or counterclaim, and (v) agrees to the release of claims set forth in Section 5.6 of this Amendment.

                                   H.S.C., Inc., a Washington corporation

                                   /s/   Leo Rosenberger

                                   By:
                                        --------------------------------
                                   Title:    CEO and CFO

                                   SUNGOLD EYEWEAR, INC., a Washington
                                   corporation

                                   /s/  Leo Rosenberger

                                   By:
                                        --------------------------------
                                   Title:    CEO and CFO

                                   PRIVATE EYES SUNGLASS CORPORATION,
                                   a Washington corporation

                                   /s/  Leo Rosenberger

                                   By:
                                        --------------------------------
                                   Title:    CEO and CFO